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             As filed with the Securities and Exchange Commission on May 7, 2001
                                                   Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            SAGENT TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                   94-3225290
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                        800 W. EL CAMINO REAL, SUITE 300
                         MOUNTAIN VIEW, CALIFORNIA 94040
                    (Address of principal executive offices)

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                             1998 STOCK OPTION PLAN
                      2000 NON-STATUTORY STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                                 --------------

                                  BEN C. BARNES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SAGENT TECHNOLOGY, INC.
                        800 W. EL CAMINO REAL, SUITE 300
                         MOUNTAIN VIEW, CALIFORNIA 94040
                                 (650) 815-3100
            (Name, address and telephone number of agent for service)

                                 --------------

                                    Copy to:
                          Arthur F. Schneiderman, Esq.
                             Kathleen B. Bloch, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304

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
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                                                       CALCULATION OF REGISTRATION FEE

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                                                                          Proposed Maximum     Proposed Maximum
                                                        Amount to be       Offering Price          Aggregate          Amount of
        Title of Securities to be Registered           Registered (1)       Per Share (2)     Offering Price (2)   Registration Fee
---------------------------------------------------- ------------------- -------------------- -------------------- -----------------
Common Stock, $.001 par value, to be issued under
 the 1998 Plan                                          3,500,000              $2.83               $9,918,352
Common Stock, $.001 par value, to be issued under
 the 2000 Plan                                          1,500,000               2.08                3,121,686
Common Stock, $.001 par value, to be issued under
 the Purchase Plan                                        506,423               2.06                1,045,474
                                                                                                                       ---------
                                                                                                                       $3,521.38

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(1)  Includes 3,500,000 shares to be registered under the 1998 Stock Option Plan
     (the "1998 Plan"), 1,500,000 shares to be registered under the 2000 Non-Statutory Stock Option Plan (the "2000 Plan") and 506,423 shares to be registered under the 1999 Employee Stock Purchase Plan (the "Purchase Plan").

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to (i) 2,413,858 shares which are subject to outstanding options to purchase common stock under the 1998 Plan, (ii) 1,146,069 shares which are subject to outstanding options to purchase common stock under the 2000 Plan and (iii) 250,000 shares purchased under the Purchase Plan for the offering period ended April 30, 2001 the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option or other employee benefit plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 2,413,858 shares subject to outstanding options under the 1998 Plan to be registered is $3.20. The weighted average exercise price of the 1,146,069 shares subject to outstanding options under the 2000 Plan to be registered is $2.10. With respect to (i) 1,086,142 shares of common stock available for future grant under the 1998 Plan, (ii) 353,931 shares of common stock available for future grant under the 2000 Plan and (iii) 256,423 shares of common stock available for future grant under the Purchase Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under which Rule the per share price was determined by reference to the average between the high and low prices reported in the Nasdaq National Market on May 1, 2000, which average was $2.02. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         We hereby incorporate by reference in this registration statement the following documents:

         (a) The description of our common stock to be offered hereby is contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on January 29, 1999 pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         (b) Our definitive proxy statement on Schedule 14A for our 2001 annual meeting of stockholders, filed with the Commission on April 30, 2001, pursuant to the Exchange Act.

         (c) Our annual report on Form 10-K for the year ended December 31, 2000, filed with the Commission on April 6, 2001, pursuant to the Exchange Act.

         (d) All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold.

Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         The validity of the securities registered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Arthur F. Schneiderman, a member of WSGR, is Secretary of Sagent. Mr. Schneiderman is a stockholder of Sagent's common stock as of May 1, 2001.

Item 6. Indemnification of Directors and Officers

         Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors, except for:

         o any breach of the director's duty of loyalty to us or our stockholders;

         o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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         o    unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

         o any transaction from which the director derived an improper personal benefit.

         Our bylaws require that we indemnify our directors and officers to the extent permitted by Delaware law. We may, in our discretion, indemnify other employees and agents to the extent permitted by Delaware law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any of our officers, directors, employees or other agents for any liability incurred in that capacity or arising out of that status, regardless of whether indemnification is permitted under Delaware law.

         We have also entered into agreements to indemnify our directors and officers. These agreements indemnify our directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of our company, arising out of their services as one of our directors or officers, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, we have obtained directors' and officers' insurance providing indemnification for some of our directors, officers and employees for certain liabilities. We believe that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

         The limited liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. Moreover, a stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

Item 7. Exemption From Registration Claimed

         Not applicable.

Item 8. Exhibits

        4.1*      Form of Registrant's Common Stock Certificate

        4.2* Sixth Amended and Restated Registration Rights Agreement, dated as of February 24, 1998, between the Registrant and the parties named therein.

        4.3* Common Stock Registration Rights Agreement, dated as of September 14, 1998, between the Registrant and Robert Hawk.

        4.4** Common Stock Rights Agreement, dated February 15, 2001, between the Registrant and the parties named therein.

        4.5** Registration Rights Agreement, dated January 19, 2001, between the Registrant and eGlobal Technology Holding Limited.


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        5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with
                  respect to the legality of securities being registered.

       23.1       Consent of KPMG LLP.

       23.2       Consent of PricewaterhouseCoopers LLP

       23.3       Consent of Counsel (contained in Exhibit 5.1).

       24.1       Power of Attorney (see Page II-5).

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*   Incorporated by reference to our registration statement on Form S-1 (File
No. 333-71369) as declared effective by the Commission on April 14, 1999.

** Incorporated by reference to our annual report on Form 10-K, filed with the Commission on April 6, 2001.

Item 9. Undertakings

         (a)  Rule 415 Offering The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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         (c) Request for acceleration of effective date or filing of registration statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 7, 2001.

                                        SAGENT TECHNOLOGY, INC.


                                        By: /s/ BEN C. BARNES
                                           ---------------------------------
                                           Ben C. Barnes
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Sagent Technology, Inc. hereby constitute each of Ben C. Barnes and David Eliff our true and lawful attorney-in-fact, with full power of substitution, to sign for us and in our names in the capacities indicated below the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sagent Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.


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         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                         Title                            Date
                 ---------                                         -----                            ----

/s/ Ben C. Barnes
-------------------------------------------  President, Chief Executive Officer and Director     May 7, 2001
(Ben C. Barnes)                              (Principal Executive Officer)

/s/ David Eliff                              Executive Vice President and Chief Financial        May 7, 2001
-------------------------------------------  Officer (Principal Financial and Accounting
(David Eliff)                                Officer)

/s/ Kenneth C. Gardner                       Chairman of the Board                               May 7, 2001
-------------------------------------------
(Kenneth C. Gardner)

                                             Director                                            May __, 2001
-------------------------------------------
(John E. Zicker)

                                             Director                                            May __, 2001
-------------------------------------------
(Shanda Bahles)

/s/ Klaus S. Luft                            Director                                            May 7, 2001
-------------------------------------------
(Klaus S. Luft)

/s/ Keith A. Maib                            Director                                            May 7, 2001
-------------------------------------------
(Keith A. Maib)

/s/ Andre Boisvert                           Director                                            May 7, 2001
-------------------------------------------
(Andre Boisvert)





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                             SAGENT TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

   Exhibit
    Number      Description
   -------      -----------

     4.1*       Form of our Common Stock Certificate.

     4.2* Sixth Amended and Restated Registration Rights Agreement, dated as of February 24, 1998, between the Registrant and the parties named therein.

     4.3* Common Stock Registration Rights Agreement, dated as of September 14, 1998, between the Registrant and Robert Hawk.

     4.4** Common Stock Rights Agreement, dated February 15, 2001, between the Registrant and the parties named therein.

     4.5** Registration Rights Agreement, dated January 19, 2001, between the Registrant and eGlobal Technology Holding Limited.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

    23.1        Consent of KPMG LLP

    23.2        Consent of PricewaterhouseCoopers LLP.

    23.3        Consent of Counsel (contained in Exhibit 5.1)

    24.1        Power of Attorney (see Page II-5).

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*  Incorporated by reference to our registration statement on Form S-1 (File No.
333-71369) as declared effective by the Commission on April 14, 1999.

** Incorporated by reference to our annual report on Form 10-K, filed with the Commission on April 6, 2001.


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